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                                                                   EXHIBIT 10.22

                              TERMINATION AGREEMENT

         This Termination Agreement (the "TERMINATION AGREEMENT") is made as of March 8, 2004 by and between PF Purchasing, LLC, a North Carolina limited liability company (the "AFFILIATE") and Pierre Foods, Inc., a North Carolina corporation (the "COMPANY").

         WHEREAS, Affiliate is an affiliate of the Company, as such term is defined in that certain Indenture, dated as of June 9, 1998, among the Company, each of several subsidiaries of Pierre as Guarantors and State Street Bank and Trust Company ("SSBT"), as supplemented by a First Supplemental Indenture, dated as of September 5, 1998, among the Company, Pierre Leasing, LLC, a North Carolina limited liability company, as Additional Guarantor, and SSBT as trustee, a Second Supplemental Indenture, dated as of February 26, 1999, among the Company, Fresh Foods Restaurant Group, LLC, a Delaware limited liability company as Additional Guarantor, and SSBT as trustee, a Third Supplemental Indenture, dated as of October 8, 1999, among the Company and SSBT as trustee, and as supplemented and amended by a Fourth Supplemental Indenture, dated as of March 8, 2004, among the Company, Fresh Foods Properties, LLC, and U.S. Bank, N.A., as successor trustee to SSBT (the "INDENTURE TRUSTEE", and such Indenture as so supplemented and amended, being collectively referred to as the "INDENTURE") providing for the issuance of certain 10--3/4% senior notes due 2006 issued by the Company (the "SENIOR NOTES").

         WHEREAS, the Affiliate and the Company entered into that certain Purchasing Agent Agreement, dated September 3, 2001, a copy of which is attached hereto as Exhibit A, pursuant to which the Affiliate agreed to act as agent for the Company to purchase certain non-protein supplies needed in the food processing business of the Company (the "AFFILIATE AGREEMENT");

         WHEREAS, in consideration of, inter alia, the waiver and release of certain claims by the Indenture Trustee and the holders of the Senior Notes ("SENIOR NOTEHOLDERS") under the Indenture, the Affiliate and the Company have agreed to terminate the Agreement effective as of the date hereof; and

         WHEREAS, the Company, its parent company, and Fleet Capital Corporation, a Rhode Island Corporation (together with its successors and assigns, including any other lender or lenders refinancing or refunding all or any portion of the indebtedness owing to Fleet, "FLEET") are parties to a certain Loan and Security Agreement, dated as of August 13, 2003, pursuant to which Fleet has agreed to make loans and extend credit to the Company;

         NOW, THEREFORE, for good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, the Company and the Affiliate hereby agree as follows:

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         1.       Termination. The Affiliate Agreement is hereby terminated as of the date hereof. Neither the Company nor the Affiliate shall have any further rights, duties, obligations or liabilities under, in connection with, or arising out of the Affiliate Agreement.

         2. Representations. Affiliate represents and warrants that as of the date hereof no amounts under the Affiliate Agreement are accrued, unpaid and owing by the Company to Affiliate or by Affiliate to the Company.

         3. Release. Affiliate hereby irrevocably and unconditionally releases, waives and forever discharges each of the Company, its affiliates, predecessors, successors and assigns (hereinafter collectively referred to as "RELEASEES"), from any and all claims, demands, damages, remedies, contracts (express or implied), obligations, liabilities, controversies and causes of action of any kind or nature whatsoever whether known, or unknown, suspected or unsuspected, for, upon or by reason of any matter, cause or thing whatsoever (upon any legal or equitable theory, whether contractual, in tort, common law, statutory, federal state, local or otherwise, and including but not limited to any claims for equitable relief, compensatory, punitive or other damages or expenses, or for attorneys' fees, or costs or disbursements of any kind), which Affiliate had, now has or in the future may or could have, against the Company or any of the Releasees arising out of or relating to the Affiliate Agreement.

         4. Third Party Beneficiaries. Each of Affiliate and the Company agrees that Fleet, the Indenture Trustee and the Senior Noteholders, shall be deemed and recognized as intended third party beneficiaries under this Termination Agreement, with rights to enforce the terms and provisions of this Agreement against the Company and/or Affiliate.

         5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed entirely within such State without regard to the choice of law principles thereof. Any and all actions concerning any dispute arising under or relating to this Termination Agreement shall be filed and maintained only in a state or federal court sitting in the State of North Carolina. THE PARTIES TO THIS TERMINATION AGREEMENT HEREBY SUBMIT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF NORTH CAROLINA AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHT TO TRIAL BY JURY AND ANY OBJECTION TO VENUE BASED ON FORUM NON CONVENIENS.

         6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

                                            PIERRE FOODS, INC.

                                            By: /s/ Pamela M. Witters
                                                --------------------------------
                                            Name:  Pamela M. Witters
                                            Title: Chief Financial Officer

AFFILIATE:

                                            PF PURCHASING, LLC

                                            By: /s/ Brian D. Davis
                                                --------------------------------
                                            Name:  Brian D. Davis
                                            Title: Manager

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                                   EXHIBIT A

                               AFFILIATE AGREEMENT


               [Intentionally Omitted; previously filed with the
           Commission as Exhibit 10.44 to the Company's Annual Report
             on Form 10-K for its fiscal year ended March 2, 2002]






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